Exhibit 99.1

Vertical Data Closes $4.12 Million Private Placement

Non-Brokered Common Stock Offering to Accredited Investors, No Warrants or Convertible Securities Issued

LAS VEGAS, NV / ACCESS Newswire / August 12, 2026 / Vertical Data Inc. (OTCQB:VDTA) (“Vertical Data” or the “Company”) today announced the closing of a private placement of an aggregate of 1,373,152 shares of its common stock at a price of $3.00 per share for aggregate gross proceeds of approximately $4.12 million.

The offering consisted solely of common stock. No warrants, convertible securities or other equity-linked instruments were issued in connection with the offering. The offering was non-brokered and no placement agent fees or commissions were paid.

The Company intends to use the net proceeds for general corporate purposes and working capital.

“How a company raises capital reflects how it operates,” said Deven Soni, Chairman and CEO of Vertical Data. “We designed this offering to be straightforward. Common stock, non-brokered, no warrants or convertible securities. That structure reflects how we approach capital formation across the platform.”

The shares were offered and sold to accredited investors and to persons outside the United States in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated thereunder and Regulation S under the Securities Act. The Company intends to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares within 90 days of the closing.

The securities described above have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Vertical Data Inc.

Vertical Data Inc. (OTCQB:VDTA) is an AI infrastructure company operating three platforms. VerticalData.io provides enterprise GPU provisioning and managed infrastructure. GPUfinancing.com arranges structured financing for GPU deployments. Vertical Edge holds equity in the data centers the Company sources, develops, leases and manages. Together, the three platforms deliver hardware, financing and facilities under one company. For more information, https://verticaldata.io/investor-relations/

Investor Relations Contact:

Meyling Castillo Rios

Vertical Data Inc.

Email: meyling@verticaldata.io

Website: verticaldata.io/investor-relations

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of applicable securities laws. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, the Company’s intended use of proceeds and plans to file a resale registration statement for the shares sold in the private placement. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in Vertical Data’s Annual Report on Form 10-K for the year ended September 30, 2025, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025 and March 31, 2026, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statement speaks only as of the date on which it was initially made. Vertical Data undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

SOURCE: Vertical Data Inc.